Exhibit 99.2 Investor Presentation – Third Quarter 2020 November 2020 Financial Information for the three and nine months ended September 30, 2020

Disclaimers LIMITATIONS ON THE USE OF INFORMATION This presentation has been prepared by Tiptree Inc. and its consolidated subsidiaries (“Tiptree", "the Company" or "we”) solely for informational purposes, and not for the purpose of updating any information or forecast with respect to Tiptree, its subsidiaries or any of its affiliates or any other purpose. Tiptree reports a non-controlling interest in certain operating subsidiaries that are not wholly owned. Unless otherwise noted, all information is of Tiptree on a consolidated basis before non-controlling interest. Neither Tiptree nor any of its affiliates makes any representation or warranty, express or implied, as to the accuracy or completeness of the information contained herein and no such party shall have any liability for such information. These materials and any related oral statements are not all-inclusive and shall not be construed as legal, tax, investment or any other advice. You should consult your own counsel, accountant or business advisors. Performance information is historical and is not indicative of, nor does it guarantee future results. There can be no assurance that similar performance may be experienced in the future. SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS This document contains "forward-looking statements" which involve risks, uncertainties and contingencies, many of which are beyond Tiptree's control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained herein that are not clearly historical in nature are forward-looking, and the words "anticipate," "believe," "estimate," "expect,“ “intend,” “may,” “might,” "plan," “project,” “should,” "target,“ “will,” "view," or similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, but are not limited to, statements about Tiptree's plans, objectives, expectations and intentions. The forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, many of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecast in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to those described in the section entitled “Risk Factors” in Tiptree’s Annual Report on Form 10-K, and as described in the Tiptree’s other filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of this release. The factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could affect our forward-looking statements. Consequently, our actual performance could be materially different from the results described or anticipated by our forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by the federal securities laws, we undertake no obligation to update any forward-looking statements. MARKET AND INDUSTRY DATA Certain market data and industry data used in this presentation were obtained from reports of governmental agencies and industry publications and surveys. We believe the data from third-party sources to be reliable based upon our management’s knowledge of the industry, but have not independently verified such data and as such, make no guarantees as to its accuracy, completeness or timeliness. NOT AN OFFER OR A SOLICIATION This document does not constitute an offer or invitation for the sale or purchase of securities or to engage in any other transaction with Tiptree, its subsidiaries or its affiliates. The information in this document is not targeted at the residents of any particular country or jurisdiction and is not intended for distribution to, or use by, any person in any jurisdiction or country where such distribution or use would be contrary to local law or regulation. NON-GAAP MEASURES In this document, we sometimes use financial measures derived from consolidated financial data but not presented in our financial statements prepared in accordance with U.S. generally accepted accounting principles ("GAAP"). Certain of these data are considered “non-GAAP financial measures” under the SEC rules. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measure. Management's reasons for using these non-GAAP financial measures and the reconciliations to their most directly comparable GAAP financial measures are posted in the Appendix. 1

Overview & Financial Highlights

Q3’20 Highlights ($ in millions, except per share information) Overall Revenue  Operating EBITDA of $31.9 million, up substantially driven by growth in insurance and mortgage operations $224.0 million 3 18.4% vs. prior year  Quarterly total return of 4.3% driven by strong underlying operations; Year-over-year total return of (8.0)% , driven by unrealized mark-to-market losses, primarily related to our investment in Invesque and other equities  Cash and cash equivalents of $103.5 million as of September 30, 2020, of which $72.4 million resides outside our Net income1 statutory insurance companies $12.8 million vs. prior year loss of $1.5 million Insurance  Gross written premiums and premium equivalents4 for the quarter were $465 million, up 25.0% versus the prior year period, driven by growth in warranty and specialty programs. Operating EBITDA2  Combined ratio of 90.4% declined from 92.1% driven by improved underwriting performance and the overall shift in product mix $31.9 million  In September 2020, we announced the formation of a new excess and surplus lines subsidiary, Fortegra Specialty Insurance 84.4% vs. prior year Company, which we expect will broaden our product reach and scope within the U.S. Tiptree Capital Book Value per share2,3  Strong operating performance driven by substantial increases in mortgage volumes and margins $10.36  Low mortgage rates due to the Federal Reserve intervention in mortgage markets, combined with limitations on operating capacity (8.0)% vs. 9/30/19 driven by COVID-19, and rising home prices in certain markets has resulted in higher refinance mortgage volumes and margins 1 Net income before non-controlling interests which Includes continuing and discontinued operations. 2 For a reconciliation of Non-GAAP metrics Operating EBITDA and book value per share to GAAP financials, see the Appendix. 3 Year-over-year total return defined as cumulative dividends paid of $0.16 per share plus book value per share as of September 30, 2020 3 4 Premium equivalents are the base used to calculate the service fee income for non-insurance products. This base includes the amount charged to end consumers for a warranty or a car club membership.

Financial Results

TiptreeInc.

($ in millions, except per share information)

	Q3'19	Q3'20	Q3'19 YTD	Q3'20 YTD
Total Revenues	$189.2	$224.0	$564.2	$552.9
Net income (loss) b/f NCI	$(0.9)	$14.7	$15.6	$(41.4)
Diluted EPS	$(0.04)	$0.35	$0.39	$(1.27)
Operating EBITDA[1]	$17.3	$31.9	$42.6	$69.9
Total shares outstanding			34.6	33.6
Book Value per share[1]			$11.43	$10.36

Key Highlights:

YTD revenues up 16.9% (excluding investment gains and losses), driven by:

- Stable growth in insurance underwriting & fee income
- Strong growth in volumes and margins in our mortgage operations

Challenges:

Negative mark-to-market in our equity holdings (primarily Invesque)

Operating EBITDA to Pre-tax Income Bridge


Year-to-date (Q3'20 YTD)
$69.9
$(79.8)
$(18.1)
$(12.0)
$(17.3)
$(6.2)
$0.1
$(63.4)
Quarterly (Q3'20)
$31.9
$(9.2)
$1.5
$(3.9)
$(6.1)
$(2.6)
$2.3
$13.9
Operating EBITDA
Invesque Unrealized Gains (Losses)
Unrealized & Realized Gains (Losses)2
Depreciation & Amortization
Corporate Interest Expense
Stock-based Compensation Expense
Non-cash fair value adjustments & Other
Total Pre-tax Income

1 See the appendix for a reconciliation of Non-GAAP metrics including Operating EBITDA and Book Value per share.
2 Excludes Mortgage realized and unrealized gains and losses - Performing and NPLs.

4

KPIs - Underlying Operations Remain Resilient ($ in millions) Tiptree Operating EBITDA1 Insurance Premiums & Equivalents2 Q3'20 up 25% Q3'20 YTD up 26% over PY, 7% $465 over PY, 10% ex. $1,176 ex. acquisition acquisition Quarterly Year-to-date 30 93 $372 82 $937 188 33 $787 61 $295 104 Up 84% over Up 64% over $69.9 44 30 10 139 PY, 80% $31.9 PY, 59% 49 186 268 446 ex. acquisition ex. acquisition 104 65 176 $42.6 $36.1 171 191 442 504 449 $18.2 $38.3 167 $17.3 $11.4 $15.3 $14.4 Q3'18 Q3'19 Q3'20 Q3'18 Q3'19 Q3'20 $7.0 YTD YTD YTD Tiptree $4.4 Capital Insurance Unearned Premiums & Deferred Revenues $45.1 $44.5 $48.1 $19.1 Insurance $15.6 $16.0 Credit protection $1,151 Warranty Q3'20 up 46% Specialty 109 over PY, 20% Services Corporate $790 ex. acquisition $(5.6) $(5.7) $(5.4) $627 62 579 $(18.2) $(17.2) $(14.3) 56 278 Q3'18 Q3'19 Q3'20 188 Q3'18 Q3'19 Q3'20 450 463 YTD YTD YTD 383 Q3'18 Q3'19 Q3'20 1 See the appendix for a reconciliation of Non-GAAP measures including Operating EBITDA. 5 2 Premium equivalents are the base used to calculate the service fee income for non-insurance products. This base includes the amount charged to end consumers for a warranty or a car club membership.

Operating Performance

TiptreeInc.

($ in millions)

Q3'20 Capital Allocation & Annual Performance Comparison

Business Lines	Tiptree Equity Q3'20	Invested Capital[1,2] Q3'20	Operating EBITDA[1] Q3'19 LTM	Operating EBITDA[1] Q3'20 LTM
Insurance	**$281.0**	**$339.9**	**$63.9**	**$66.9**
- Underwriting	Reduced by $54.9m of acquisition purchase price amortization (or $1.63 per share after-tax)		$47.7	$55.2
- Investments			$16.2	$11.7
Tiptree Capital	**$148.9**	**$148.9**	**$17.7**	**$43.5**
Corporate	**$(82.2)**	**$(82.2)**	**$(22.4)**	**$(19.6)**
- Corporate expenses			$(16.4)	$(15.8)
- Corporate incentive comp expense			$(6.0)	$(3.8)
Total Tiptree	**$347.7**	**$406.6**	**$59.2**	**$90.8**
- Corporate interest expense[2]			$19.8	$22.1
- Total shares outstanding			34.6	33.6

Q3'20 Last Twelve Month Highlights

Operating EBITDA of $90.8m, up 53.4% from Q3 2019

- Return on average invested capital (ROAIC%) of 16.5%[3]

Insurance: 16.6% Operating ROAIC%

- Growth in insurance underwriting income and fee revenue
- Continued growth in unearned premiums and deferred revenue (an indicator of future revenues)
- Acquisition of Smart Auto to accelerate auto warranty growth

Tiptree Capital: 25.8% Operating ROAIC%

- Strong mortgage volumes and margins
- Positive operating contributions from shipping investments

Corporate:

- Stable corporate operating expenses

1 See the appendix for a reconciliation of Non-GAAP metrics including Invested Capital and Operating EBITDA.
2 Invested Capital adds-back $54.9m of purchase price amortization, net of tax. LTM Corporate Debt related interest expense includes $13.2m in Insurance business and $8.9m interest expense in Corporate
3 Return on Average Invested Capital % (ROAIC%) equals LTM Operating EBITDA of $90.8m less LTM Corporate Interest expense of $22.1m over five-point average invested capital of $417.3m.

6

Insurance Highlights

Insurance – Financial Performance Highlights

TiptreeInc.

($ in millions)

Summary Financials[1]

	Q3'19	Q3'20	Q3'19 YTD	Q3'20 YTD
Premiums & equivalents	$371.7	$464.6	$936.7	$1,175.6
Revenue	$160.1	$173.9	$469.1	$482.3
Pre-tax income (loss)	$8.3	$13.4	$28.4	$0.4
Net portfolio income (loss)[1]	$2.2	$2.9	$20.9	$(14.0)
Operating EBITDA[1]	$16.0	$19.1	$44.5	$48.1
Combined ratio[1]	92.1%	90.4%	92.8%	91.8%
Unearned premiums & Deferred revenue			$789.8	$1,151.3

Insurance products



Operating EBITDA[1]
$45
$48
Investments
11
8
Insurance underwriting & fees
33
40
Q3'19 YTD
Q3'20 YTD
Net Written Premiums
$435
$379
44
88
303
73
90
217
Specialty
Warranty
Credit protection
Q3'19 YTD
Q3'20 YTD
Underwriting Margin[1]
$104
$126
8
25
65
8
11
44
63
Services/other
Specialty
Warranty
Credit protection
Q3'19 YTD
Q3'20 YTD

Q3'20 Highlights & Outlook

1. Continuing growth through insurance and warranty program expansion and onboarding new clients, with a focus on stable, improving profitability
   - $1,151m of unearned premiums & deferred revenue, representing 46% year-over-year growth (20% growth, ex. Smart AutoCare acquisition)
   - Continued investment in strategic growth initiatives, including Fortegra Warranty Solutions, Fortegra Specialty and premium finance
2. Produced stable, growing underwriting results
   - Underwriting margin of $126m, up 21%, driven by strong performance in warranty and specialty programs
   - Improving profitability with year-to-date combined ratio of 91.8%
3. Capital and liquidity remain strong and continue to support growth objectives

1 See the appendix for a reconciliation of Non-GAAP measures underwriting margin, combined ratio, Operating EBITDA and Investment Net portfolio income to GAAP financials.

8

Insurance Investment Portfolio

TiptreeInc.

($ in millions)



$438
29
33
85
36
256
$514
27
30
17
99
25
315
$611
22
28
29
5
101
56
370
Q3'18
Q3'19
Q3'20
Other
Equities
Corporate Bonds 2
Loans 3
Cash 4
Fixed Income ETFs
Available for Sale Securities

Fixed Income Diversification



Fixed Income ETFs - 11%
BBB and below - 1%
Cash & Equivalents - 19%
A - 12%
$527m
AA - 12%
AAA - 9%
Government & Agency - 36%

- $527 million, AA rating
- ~1.7 year duration
- $360 million Blackrock Managed

Income Statement Metrics

	Q3'19 QTD	Q3'20 QTD	Q3'19 YTD	Q3'20 YTD
Net Portfolio Income[1]	$2.2	$2.9	$20.9	$(14.0)
Portfolio Return %[5]	0.5%	0.5%	4.4%	(2.5)%
Operating EBITDA	$3.4	$2.6	$11.4	$8.1

Financial highlights

- Net investments grew $97m, or 18.9%, from Q3'19 driven by growth in premiums and the acquisition of Smart AutoCare
- QTD net portfolio income of $2.9m, up $0.7m from prior year driven by growth in net investments
- YTD net portfolio loss of $14.0m, driven by realized and unrealized losses of $22.2m, primarily on equities (including Invesque)

1 See the appendix for a reconciliation of Net Investments and Net Portfolio Income.
2 Corporate bonds net of $67.1 million of securities sold, not yet purchased.
3 Net of non-recourse asset-based financing for 2018 period.
4 Cash and cash equivalents, plus restricted cash, net of due to/due from brokers, cash pledged for securities sold but not yet purchased, and borrowings under the revolving line of credit. See appendix for reconciliation to GAAP financials.
5 Total Portfolio Return % represents the ratio of annualized net investment income, realized and unrealized gains (losses) (including on AFS securities which is included in AOCI) less investment portfolio interest expense to the average of the prior four quarters Net Investments.

9

Performance Highlights

Tiptree Capital – Financial Performance Highlights

TiptreeInc.

($ in millions)

Invested Capital[1]


$173.3
35.7
102.4
35.2
$198.3
29.4
95.0
73.9
$148.9
47.5
27.6
73.8
Q3'18
Q3'19
Q3'20
Specialty finance & Other
Seniors Housing (Invesque/Care)2
Maritime transportation

Return on Invested Capital[1]

	Pre-tax income		Operating EBITDA	
	Q3'19 YTD	Q3'20 YTD	Q3'19 YTD	Q3'20 YTD
Senior living (Invesque)[2]	6.2	(63.5)	7.6	2.5
Maritime transportation	1.0	1.2	2.9	5.4
Specialty finance/other	9.0	23.7	4.8	28.2
Total	$16.2	$(38.6)	$15.3	$36.1

Q3'20 Performance & Outlook[1]

Seniors Housing (Invesque):

- Quarterly unrealized losses of $7.6m from negative share price movement
- Invesque using excess liquidity from dividend suspension to reduce leverage levels

Maritime transportation:

- Improving demand in dry-bulk sector as global economies re-open, while tanker rates have normalized from first half 2020

Specialty finance/other:

- Mortgage pre-tax income up substantially year-over-year driven by improved volumes and margins,
- Year-to-date mortgage origination volumes of $1.2B, up 54% year-over-year

1 See the appendix for a reconciliation of Operating EBITDA and Invested Capital to GAAP financials.
2 17.0m of Invesque common shares, 2.9m shares held in the insurance company investment portfolio. On balance sheet at fair value - $33.1 million, $27.4 million in Tiptree Capital as of September 30, 2020.

11

Summary & Outlook ($ in millions, except per share information) Q3’20 year-to-date highlights Operating EBITDA1 ✓ Resilient underlying operational performance in 2020 ✓ Continued execution on growth initiatives in our insurance operations $69.9 $42.6 ✓ Despite unrealized marks, capital and liquidity remain strong ✓ Successfully refinanced all major debt facilities to support growth Q3'19 Q3'20 YTD YTD BVPS & Dividends Paid1 Looking ahead Dividends $0.115 1• Continue growth in insurance paid (YTD) $0.12 – Growth in written premiums while maintaining underwriting standards – Focused on growth in warranty and specialty lines Book value per share $11.43 $10.36 2 Maintain focus on business execution while navigating current market conditions 3• Focus on growing and improving long-term, net investment income Q3'19 Q3'20 12 1 See the appendix for a reconciliation of Operating EBITDA and Book value per share to GAAP financials.

Non-GAAP Reconciliations • Operating EBITDA • Book Value per share Appendix • Invested and Total Capital • Insurance Underwriting Margin • Insurance Combined Ratio • Insurance Net Investments & Net Portfolio Income

Non-GAAP Reconciliations Operating EBITDA Management uses Operating EBITDA and book value per share as measurements of operating performance which are non-GAAP measures. Management believes the use of Operating EBITDA provides supplemental information useful to investors as it is frequently used by the financial community to analyze financial performance, and to analyze a company’s ability to service its debt and to facilitate comparison among companies. Management uses Operating EBITDA as part of its capital allocation process and to assess comparative returns on invested capital amongst our businesses and investments. The Company defines EBITDA as GAAP net income of the Company adjusted to add consolidated interest expense, consolidated income taxes and consolidated depreciation and amortization expense as presented in its financial statements. Operating EBITDA represents EBITDA adjusted to (i) subtract interest expense on asset-specific debt incurred in the ordinary course of its subsidiaries’ business operations, (ii) adjust for the effect of purchase accounting, (iii) adjust for certain non-cash fair value adjustments, (iv) any significant non-recurring expenses, (v) stock based compensation expense, (vi) less realized and unrealized gains and losses, and (vii) less third party non-controlling interests. Operating EBITDA is not a measurement of financial performance or liquidity under GAAP and should not be considered as an alternative or substitute for GAAP net income. Book value per share Management believes the use of book value per share provides supplemental information useful to investors as it is frequently used by the financial community to analyze company growth on a relative per share basis. Invested Capital and Total Capital Management evaluates the return on Invested Capital and Total Capital, which are non-GAAP financial measures, when making capital investment decisions. Invested Capital represents its total equity investment, including any re- investment of earnings, and acquisition costs, net of tax. Total Capital represents Invested Capital plus Corporate Debt. Management believes the use of these financial measures provide supplemental information useful to investors as they are frequently used by the financial community to analyze how the Company has allocated capital over-time and provide a basis for determining the return on capital to shareholders. Management uses both of these measures when making capital investment decisions, including reinvesting cash, and evaluating the relative performance of its businesses and investments. Insurance - Underwriting Margin We generally limit the underwriting risk we assume through the use of both reinsurance (e.g., quota share and excess of loss) and retrospective commission agreements with our partners (e.g., commissions paid adjust based on the actual underlying losses incurred), which manage and mitigate our risk. Period-over-period comparisons of revenues are often impacted by the PORCs and clients’ choice as to whether to retain risk, specifically with respect to the relationship between service and administration expenses and ceding commissions, both components of revenue, and the offsetting policy and contract benefits and commissions paid to our partners and reinsurers. Generally, when losses are incurred, the risk which is retained by our partners and reinsurers is reflected in a reduction in commissions paid. In order to better explain to investors the net financial impact of the risk retained by the Company of the insurance contracts written and the impact on profitability, we use the Non-GAAP metric - Underwriting Margin. Insurance - Combined Ratio Expressed as a percentage, the combined ratio represents the relationship of policy and contract benefits, commission expense (net of ceding commissions), employee compensation and benefits, and other expenses to net earned premiums, service and administrative fees, and other income. Investors use this ratio to evaluate our ability to profitably underwrite the risks we assume over time and manage our operating costs. As such, we believe that presenting underwriting margin and the combined ratio provides useful information to investors and aligns more closely to how management measures the underwriting performance of the business. Insurance Investment Portfolio - Net Investments and Net Portfolio Income In managing our investment portfolio we analyze net investments and net portfolio income, which are non-GAAP measures. Our presentation of net investments equals total investments plus cash and cash equivalents minus asset based financing of investments. Our presentation of net portfolio income equals net investment income plus realized and unrealized gains and losses and minus interest expense associated with asset based financing of investments. Net investments and net portfolio income are used to calculate average annualized yield, which management uses to analyze the profitability of our investment portfolio. Management believes this information is useful since it allows investors to evaluate the performance of our investment portfolio based on the capital at risk and on a non-consolidated basis. Our calculation of net investments and net portfolio income may differ from similarly titled non-GAAP financial measures used by other companies. Net investments and net portfolio income are not measures of financial performance or liquidity under GAAP and should not be considered a substitute for total investments or net investment income. 14

Non-GAAP Reconciliations – Operating EBITDA

TiptreeInc.

($ in millions)	Three Months Ended September30,		Nine Months Ended September 30,	
	2020	2019	2020	2019
Net income (loss) attributable to common stockholders	$ 12.8	$ (1.5)	$ (43.4)	$ 14.2
Add: net (loss) income attributable to non-controlling interests	1.9	0.5	2.0	1.3
Income (loss)	$ 14.7	$ (1.0)	$ (41.4)	$ 15.5
Corporate debt related interest expense[1]	6.1	5.0	17.3	14.9
Consolidated income tax expense (benefit)	(0.8)	(0.7)	(22.0)	3.7
Depreciation and amortization expense[2]	3.9	3.4	12.0	9.5
Non-cash fair value adjustments	(2.5)	(0.3)	(3.1)	(0.5)
Non-recurring expenses[3]	0.2	0.5	2.9	2.5
Stock based compensation expense	2.6	1.5	6.2	4.5
Realized and unrealized (gain) loss[4]	7.7	8.9	97.9	(7.5)
Third party non-controlling interests[5]	—	—	0.1	—
Operating EBITDA	$ 31.9	$ 17.3	$ 69.9	$ 42.6

(1) Corporate debt interest expense includes interest expense from secured corporate credit agreements, junior subordinated notes and preferred trust securities. Interest expense associated with asset-specific debt in Tiptree Insurance and Tiptree Capital is not added-back for Operating EBITDA.

(2) Represents total depreciation and amortization expense less purchase accounting amortization related adjustments at our insurance companies. Following the purchase accounting adjustments, current period expenses associated with deferred costs were more favorably stated and current period income associated with deferred revenues were less favorably stated. Thus, the purchase accounting effect related to our insurance companies increased EBITDA above what the historical basis of accounting would have generated.

(3) Acquisition, start-up and disposition costs, including debt extinguishment, legal, taxes, banker fees and other costs.

(4) Adjustment excludes Mortgage realized and unrealized gains and losses - Performing and NPLs, as those are recurring in nature and align with those business models.

(5) Removes the Operating EBITDA associated with third party non-controlling interests. Does not remove the non-controlling interests related to employee-based shares.

15

Non-GAAP Reconciliations – Operating EBITDA

TiptreeInc.

($ in millions)	Trailing Twelve Months Ended September 30, 2020				Three Months Ended September 30, 2020				Three Months Ended September 30, 2019			
	Specialty Insurance	Tiptree Capital	Corporate Expenses	Total	Specialty Insurance	Tiptree Capital	Corporate Expenses	Total	Specialty Insurance	Tiptree Capital	Corporate Expenses	Total
Pre-tax income (loss)	$ 13.0	$ (33.8)	$ (32.7)	$ (53.5)	$ 13.4	$ 9.5	$ (9.0)	$ 13.9	$ 8.3	$ (1.4)	$ (8.6)	$ (1.7)
Adjustments:												
Corporate debt related interest expense[1]	13.2	—	8.9	22.1	3.4	—	2.7	6.1	3.4	—	1.6	5.0
Depreciation and amortization expenses[2]	9.1	5.7	0.8	15.6	2.2	1.5	0.2	3.9	2.2	0.9	0.3	3.4
Non-cash fair value adjustments	—	(2.8)	—	(2.8)	—	(2.5)	—	(2.5)	—	(0.3)	—	(0.3)
Non-recurring expenses[3]	4.2	0.2	0.1	4.5	(0.1)	0.3	—	0.2	0.3	—	0.2	0.5
Stock-based compensation expense	2.5	2.3	3.3	8.1	0.6	1.3	0.7	2.6	0.7	—	0.8	1.5
Realized and unrealized (gain) loss[4]	24.9	71.9	—	96.8	(0.4)	8.1	—	7.7	1.1	7.8	—	8.9
Third party non-controlling interests[5]	—	—	—	—	—	—	—	—	—	—	—	—
Operating EBITDA	$ 66.9	$ 43.5	$ (19.6)	$ 90.8	$ 19.1	$ 18.2	$ (5.4)	$ 31.9	$ 16.0	$ 7.0	$ (5.7)	$ 17.3

($ in millions)	Nine Months Ended September 30, 2020				Nine Months Ended September 30, 2019			
	Specialty Insurance	Tiptree Capital	Corporate Expenses	Total	Specialty Insurance	Tiptree Capital	Corporate Expenses	Total
Pre-tax income (loss)	$ 0.4	$ (38.6)	$ (25.2)	$ (63.4)	$ 28.4	$ 16.2	$ (25.4)	$ 19.2
Adjustments:								
Corporate debt related interest expense[1]	9.9	—	7.4	17.3	10.1	—	4.8	14.9
Depreciation and amortization expenses[2]	7.0	4.4	0.6	12.0	6.5	2.5	0.5	9.5
Non-cash fair value adjustments	—	(3.1)	—	(3.1)	—	(0.5)	—	(0.5)
Non-recurring expenses[3]	2.2	0.3	0.4	2.9	1.7	0.2	0.6	2.5
Stock-based compensation expense	1.4	2.3	2.5	6.2	2.0	0.2	2.3	4.5
Realized and unrealized (gain) loss[4]	27.2	70.7	—	97.9	(4.2)	(3.3)	—	(7.5)
Third party non-controlling interests[5]	—	0.1	—	0.1	—	—	—	—
Operating EBITDA	$ 48.1	$ 36.1	$ (14.3)	$ 69.9	$ 44.5	$ 15.3	$ (17.2)	$ 42.6

(1) Corporate debt interest expense includes interest expense from secured corporate credit agreements, junior subordinated notes and preferred trust securities. Interest expense associated with asset-specific debt in Tiptree Insurance and Tiptree Capital is not added-back for Operating EBITDA.

(2) Represents total depreciation and amortization expense less purchase accounting amortization related adjustments at our insurance companies. Following the purchase accounting adjustments, current period expenses associated with deferred costs were more favorably stated and current period income associated with deferred revenues were less favorably stated. Thus, the purchase accounting effect related to our insurance companies increased EBITDA above what the historical basis of accounting would have generated.

(3) Acquisition, start-up and disposition costs, including debt extinguishment, legal, taxes, banker fees and other costs.

(4) Adjustment excludes Mortgage realized and unrealized gains and losses - Performing and NPLs, as those are recurring in nature and align with those business models.

(5) Removes the Operating EBITDA associated with third party non-controlling interests. Does not remove the non-controlling interests related to employee-based shares.

16

Non-GAAP Reconciliations – BVPS, Invested & Total Capital, Investment Portfolio

TiptreeInc.

($ in millions, except per share information)

	As of September 30, 2020	As of September 30, 2019
Total stockholders' equity	$ 361.7	$ 407.4
Less: Non-controlling interests	14.0	12.6
Total stockholders' equity, net of non-controlling interests	$ 347.7	$ 394.8
Total shares outstanding	33.6	34.6
Book value per share	$ 10.36	$ 11.43

Management uses Book value per share, which is a non-GAAP financial measure. Management believes the use of this financial measure provides supplemental information useful to investors as it is frequently used by the financial community to analyze company growth on a relative per share basis. Tiptree's book value per share was $10.36 as of September 30, 2020 compared with $11.43 as of September 30, 2019. Total stockholders' equity, net of other non-controlling interests for the Company was $347.7 million as of September 30, 2020, which comprised total stockholders' equity of $361.7 million adjusted for $14.0 million attributable to non-controlling interest at certain operating subsidiaries that are not wholly owned by the Company, such as Luxury and management interests in subsidiaries. Total stockholders' equity, net of other non-controlling interests for the Company was $394.8 million as of September 30, 2019, which comprised total stockholders' equity of $407.4 million adjusted for $12.6 million attributable to non-controlling interest at subsidiaries that are not wholly owned by the Company.

($ in millions)

	As of September 30, 2020	As of September 30, 2019
Total stockholders' equity	$ 361.7	$ 407.4
Less: Non-controlling interests	14.0	12.6
Total stockholders' equity, net of non-controlling interests - other	$ 347.7	$ 394.8
Plus Insurance accumulated depreciation and amortization, net of tax[1]	54.9	47.9
Plus: Acquisition costs	4.0	4.2
Invested Capital	$ 406.6	$ 446.9
Plus corporate debt[2]	281.9	229.2
Total Capital	$ 688.5	$ 676.1

Management evaluates the return on Invested Capital and Total Capital, which are non-GAAP financial measures, when making capital investment decisions. Invested capital represents its total cash investment, including any re-investment of earnings, and acquisition costs, net of tax. Total Capital represents Invested Capital plus Corporate Debt. Management believes the use of these financial measures provide supplemental information useful to investors as they are frequently used by the financial community to analyze how the Company has allocated capital over-time and provide a basis for determining the return on capital to shareholders. Management uses both of these measures when making capital investment decisions, including reinvesting distributable cash flow, and evaluating the relative performance of its businesses and investments.

(1) As of September 30, 2020, add-back of $79.3 million of accumulated intangible amortization at our insurance companies. On as exchanged basis, assumes 35% tax rate on total accumulated amortization before 2018 and 21% post 2018.

(2) Corporate debt consists of Secured Corporate Credit Agreements, plus preferred trust securities.

($ in millions)

	As of September 30, 2020	As of September 30, 2019	As of September 30, 2018
Total Investments	$ 577.2	$ 414.3	$ 495.7
Investment portfolio debt [1]	—	—	(93.4)
Securities sold, not yet purchased	(67.1)	—	—
Cash and cash equivalents	74.0	117.8	31.1
Restricted cash [2]	64.6	—	3.0
Receivable due from brokers [3]	4.4	3.1	2.3
Liability due to brokers [3]	(41.9)	(21.5)	(0.4)
Net investments - Non-GAAP	$ 611.2	$ 513.7	$ 438.3

($ in millions)

	Nine Months Ended September 30, 2020	Nine Months Ended September 30, 2019	Nine Months Ended September 30, 2018
Net investment income	$ 8.8	$ 10.7	$ 13.7
Other income	(0.6)	0.8	0.4
Realized gains (losses)	(14.9)	5.8	5.2
Unrealized gains (losses)	(12.4)	(1.1)	(8.3)
Unrealized gains (losses) on AFS securities	5.1	5.3	(3.3)
Interest expense	—	(0.6)	(3.6)
Net portfolio income (loss)	$ (14.0)	$ 20.9	$ 4.1
Average Annualized Yield % [4]	(2.5)%	4.4%	1.0%

The insurance investment portfolio consists of insurance premiums written, cash generated from operations, and assets contributed by Tiptree. The investment portfolio of our regulated insurance companies, captive reinsurance company and warranty business are subject to different regulatory considerations, including with respect to types of assets, concentration limits, affiliate transactions and the use of leverage. Our investment strategy is designed to achieve attractive risk-adjusted returns across select asset classes, sectors and geographies while maintaining adequate liquidity to meet our claims payment obligations.

(1) For 2019 and 2020, consists of borrowings under the revolving line of credit at our insurance company. For the 2018 period, consists of asset-based financing on loans, at fair value including certain credit investments, net of deferred financing costs, see Note 11 - Debt, net for further details.

(2) Restricted cash available to invest within certain credit investment funds which are consolidated under GAAP.

(3) Receivable due from and Liability due to brokers for unsettled trades within certain credit investment funds which are consolidated under GAAP.

(4) Average Annualized Yield % represents the ratio of annualized net investment income, other income, realized and unrealized gains (losses) less investment portfolio interest expense to the average of the prior four quarters total investments less investment portfolio debt plus cash.

17

Non-GAAP Reconciliations – Combined Ratio, Underwriting Revenues & Margin

TiptreeInc.

($ in millions)	Three Months Ended September 30,		Nine Months Ended September 30,	
	2020	2019	2020	2019
Revenues:				
Net earned premiums	$ 116.4	$ 129.2	$ 345.0	$ 364.7
Service and administrative fees	47.7	26.1	134.3	78.7
Ceding commissions	5.1	1.6	16.2	7.2
Other income	1.0	1.3	5.3	3.1
Underwriting revenues - Non-GAAP	$ 170.2	$ 158.2	$ 500.8	$ 453.7
Less underwriting expenses:				
Policy and contract benefits	57.8	44.0	167.8	124.3
Commission expense	68.9	77.5	207.2	225.1
Underwriting margin - Non-GAAP	$ 43.5	$ 36.7	$ 125.8	$ 104.3
Less operating expenses:				
Employee compensation and benefits	15.9	12.6	47.9	36.7
Other expenses (excluding non-recurring expenses)	11.7	11.8	38.4	35.3
Combined Ratio	*90.4%*	*92.1%*	*91.8%*	*92.8%*
Plus investment revenues:				
Net investment income	3.0	3.0	8.8	10.7
Net realized and unrealized gains	0.7	(1.1)	(27.3)	4.7
Less other expenses:				
Interest expense	4.0	3.6	11.2	11.2
Non-recurring expenses	(0.1)	—	2.2	1.2
Depreciation and amortization expense	2.3	2.3	7.2	6.9
Pre-tax income (loss)	$ 13.4	$ 8.3	$ 0.4	$ 28.4

The following table provides a reconciliation between underwriting margin and pre-tax income. We generally limit the underwriting risk we assume through the use of both reinsurance (e.g., quota share and excess of loss) and retrospective commission agreements with our partners (e.g., commissions paid adjust based on the actual underlying losses incurred), which manage and mitigate our risk. Period-over-period comparisons of revenues are often impacted by the PORCs and clients' choice as to whether to retain risk, specifically with respect to the relationship between service and administration expenses and ceding commissions, both components of revenue, and the offsetting policy and contract benefits and commissions paid to our partners and reinsurers. Generally, when losses are incurred, the risk which is retained by our partners and reinsurers is reflected in a reduction in commissions paid. In order to better explain to investors the net financial impact of the risk retained by the Company of the insurance contracts written and the impact on profitability, we use the Non-GAAP metric - Underwriting Margin.

Expressed as a percentage, the combined ratio represents the relationship of policy and contract benefits, commission expense (net of ceding commissions), employee compensation and benefits, and other expenses to net earned premiums, service and administrative fees, and other income. Investors use this ratio to evaluate our ability to profitably underwrite the risks we assume over time and manage our operating costs. As such, we believe that presenting underwriting margin and the combined ratio provides useful information to investors and aligns more closely to how management measures the underwriting performance of the business.

18

TiptreeInc. ir@tiptreeinc.com